Exhibit 10.7

LOAN AND SECURITY AGREEMENT

NEOPHOTONICS CORPORATION

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of December 20, 2007, by and between Comerica Bank (“Bank”) and NeoPhotonics Corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1	Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2	Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

2.	LOAN AND TERMS OF PAYMENT.

2.1	Credit Extensions.

(a)	Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b)	Advances Under Revolving Line.

(i)	Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of the Revolving Line (which is inclusive of amounts outstanding under the Letter of Credit Sublimit), and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Except as otherwise provided in the LIBOR Addendum, Borrower may prepay any Advances without penalty or premium.

(ii)

Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(iii)	Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit. Notwithstanding anything to the contrary set forth herein, Borrower shall only request, and Bank shall only issue, Letters of Credit in favor of Standard Chartered Bank.

(iv)	Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue.

(c)	Equipment Advances.

(i)

Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Equipment Advances to Borrower in six tranches, Tranche A, Tranche B, Tranche C, Tranche D, Tranche E and Tranche F. Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the first Business Day following the Tranche A Availability End Date through the Tranche B Availability End Date. Borrower may request Equipment Advances under Tranche C at any time from the first Business Day following the Tranche B Availability End Date through the Tranche C Availability End Date. Borrower may request Equipment Advances under Tranche D at any time from the first Business Day following the Tranche C Availability End Date through the Tranche D Availability End Date. Borrower may request Equipment Advances under Tranche E at any time

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from the first Business Day following the Tranche D Availability End Date through the Tranche E Availability End Date. Borrower may request Equipment Advances under Tranche F at any time from the first Business Day following the Tranche E Availability End Date through the Tranche F Availability End Date. The aggregate outstanding amount of Tranche A Equipment Advances shall not exceed $4,000,000 and the aggregate outstanding amount of Equipment Advances under each of Tranche B, Tranche C, Tranche D, Tranche E and Tranche F shall not exceed $2,000,000 per Tranche. The aggregate outstanding amount of all Equipment Advances shall at no time exceed the Equipment Line and each Equipment Advance shall be in a minimum amount of $150,000. Each Equipment Advance shall not exceed 100% of the invoice amount of new equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased (a) within 90 days of the date of the corresponding Equipment Advance, (b) between October 31, 2006 and March 19, 2007 (each, an “Initial Look Back Equipment Advance”) or (c) between March 20, 2007 and the Closing Date (each, a “Second Look Back Equipment Advance”); provided, that the aggregate amount of (i) the Initial Look Back Equipment Advances shall not exceed $1,600,000 at any time and (ii) the Second Look Back Equipment Advances shall not exceed $2,000,000 at any time), excluding taxes, shipping, warranty charges, freight discounts, installation expense and other soft costs. Notwithstanding the foregoing, the aggregate maximum amount of Equipment Advances used for software purchases and related installation fees shall not exceed $3,000,000 at any time.

(ii)

Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on April 20, 2008, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 20, 2008, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances that are outstanding under Tranche C on the Tranche C Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on October 20, 2008, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances that are outstanding under Tranche D on the Tranche D Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on January 20, 2009, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances that are outstanding under Tranche E on the Tranche E Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on April 20, 2009, and continuing on the same day of each month thereafter until paid in full. Any Equipment Advances that are outstanding under Tranche F on the Tranche F Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 20, 2009 and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts due in connection with Tranche F Equipment Advances made under this Section 2.1(c) and any other amounts due under this Agreement shall be immediately due and payable. Notwithstanding the foregoing, (a) the Initial Look Back Equipment Advances shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest,

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beginning on January 20, 2008, and continuing on the same day of each month thereafter until paid in full or through the Equipment Maturity Date, whichever is the first to occur and (b) the Second Look Back Equipment Advances shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on January 20, 2008, and continuing on the same day of each month thereafter until paid in full or through the Equipment Maturity Date, whichever is the first to occur. Equipment Advances, once repaid, may not be reborrowed. Except as otherwise provided in the LIBOR Addendum, Borrower may prepay any Equipment Advances without penalty or premium.

(iii)	When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C and the amount requested by Borrower shall be no less than $150,000. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed and any other documentation reasonably requested by Bank.

(d)	Term Loan.

(i)	Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one term loan to Borrower on the Closing Date or as soon thereafter as is practical in an aggregate outstanding amount not to exceed $1,403,584.70 (the “Term Loan”), the proceeds of which shall be used to repay existing indebtedness of Borrower.

(ii)	Interest shall accrue from the Closing Date at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Term Loan shall be payable in 12 equal monthly installments of $116,965.39, plus all accrued interest, beginning on January 20, 2008, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan made under this Section 2.1(d) shall be immediately due and payable. Any portion of the Term Loan, once repaid, may not be reborrowed. Except as otherwise provided in the LIBOR Addendum, Borrower may prepay any portion of the Term Loan without penalty or premium.

2.2	Reserved.

2.3	Interest Rates, Payments, and Calculations.

(a)	Interest Rates.

(i)	Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at either the Prime Rate Option (as defined in the LIBOR Addendum) interest rate or the LIBOR Option (as defined in the LIBOR Addendum) interest rate, as set forth in the LIBOR Addendum.

(ii)	Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at either the Prime Rate Option interest rate or the LIBOR Option interest rate, as set forth in the LIBOR Addendum.

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(iii)	Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at either the Prime Rate Option interest rate or the LIBOR Option interest rate, as set forth in the LIBOR Addendum.

(b)	Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)	Payments. Interest hereunder shall be due and payable (i) on the seventeenth calendar day of each month during the term hereof with respect to Credit Extensions bearing interest at the Prime Rate Option and (ii) on the last day of the applicable LIBOR Period with respect to Credit Extensions bearing interest at the LIBOR Option. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

(d)	Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

2.4	Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies, except that to the extent Borrower uses the Advances to purchase Collateral, Borrower’s repayment of the Advances shall apply on a “first-in-first-out” basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order the Borrower purchased the Collateral. After the occurrence of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5	Fees. Borrower shall pay to Bank the following:

(a)	Facility Fee. (i) On the Closing Date and each anniversary of the Closing Date, a fee equal to $19,500 with respect to the Revolving Line and (ii) on the Closing Date $25,500 with respect to the Equipment Line, all of which fees shall be nonrefundable; and

(b)	Bank Expenses. (i) On the Closing Date, all Bank Expenses incurred through the Closing Date; provided, however, that Borrower’s obligation to reimburse Bank for legal fees shall be limited to $11,000 so long as there is only one turn of the Loan Documents based on comments received from Borrower or any third party, and, (ii) after the Closing Date, all Bank Expenses, as and when they become due.

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2.6	Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3.	CONDITIONS OF LOANS.

3.1	Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Agreement;

(b)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)	financing statements (Form UCC-1) for Borrower and each of its domestic Subsidiaries;

(d)	agreement to provide insurance from Borrower;

(e)	payment of the fees and Bank Expenses then due specified in Section 2.5;

(f)	current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(g)	an audit of the Collateral, the results of which shall be satisfactory to Bank;

(h)	current financial statements, including company prepared consolidated balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(i)	current Compliance Certificate in accordance with Section 6.2;

(j)	a Warrant in form and substance satisfactory to Bank;

(k)	Guaranties from each of Borrower’s domestic Subsidiaries;

(l)	a Security Agreement from each of Borrower’s domestic Subsidiaries;

(m)	an agreement to provide insurance from each of Borrower’s domestic Subsidiaries;

(n)	an officer’s certificate of each of Borrower’s domestic Subsidiaries with respect to incumbency and resolutions authorizing the execution and delivery of a Guaranty and a Security Agreement;

(o)	a payoff letter from each creditor whose loans to Borrower are being paid off with the proceeds of the Term Loan;

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(p)	if the Shares are certificated, certificate(s) for the Shares, together with two instruments of assignment for each Share, duly executed in blank by Borrower;

(q)	a control agreement, in form and substance reasonably acceptable to Bank, governing the accounts maintained by Borrower at Morgan Stanley; and

(r)	such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2	Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)	timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b)	the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.	CREATION OF SECURITY INTEREST.

4.1	Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees to not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property. Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2

Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, or (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit

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rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3	Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year at Borrower’s expense, which expense shall not exceed $4,000 per year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4	Shares. Borrower hereby pledges, assigns and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. The certificate or certificates for the Shares, if any, will be delivered to Bank upon the Closing Date, accompanied by an instrument of assignment duly executed in blank by Borrower. Borrower will promptly, and in any event within five (5) days of issuance, deliver to Bank any certificate or certificates at any time issued after the Closing Date representing any Shares, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares and securities constituting Collateral. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares or other securities and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5.	REPRESENTATIONS AND WARRANTIES.

Except as set forth on the Schedule, Borrower represents and warrants as follows:

5.1	Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of the state or jurisdiction in which it is incorporated and qualified and licensed to do business in any state or jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.2	Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

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5.3	Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4	Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

5.5	Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

5.6	Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

5.7	No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8	Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9

Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax

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returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

5.10	Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and except as listed on the Schedule.

5.11	Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12	Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

5.13	Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To the best of Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.14	Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.	AFFIRMATIVE COVENANTS.

Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1	Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the Borrower State (or with respect to any Subsidiary not organized in the Borrower State, such state or jurisdiction in which such Subsidiary is organized), shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so would reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

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6.2	Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 25 days after the end of each calendar month, company prepared consolidated and consolidating balance sheets and income statements covering Borrower’s operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within 25 days after the end of each fiscal quarter of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower’s operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (iii) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a company prepared draft of Borrower’s annual financial statements, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (iv) as soon as available, but in any event within 180 days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (v) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (vi) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (vii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (viii) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property.

(a)	Within 25 days after the last day of each month, Borrower shall deliver to Bank aged listings by invoice date of accounts receivable from domestic account debtors.

(b)	Within 25 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(c)	As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(d)	Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral, provided that such audits will be conducted no more often than every 6 months at Bank’s expense, which expense shall not exceed $4,000 per 12 month period, unless an Event of Default has occurred and is continuing.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within 5 Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

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6.3	Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $100,000.

6.4	Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5	Insurance.

(a)	Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)	All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6	Primary Depository. Borrower shall maintain its primary depository and operating accounts with Bank and Borrower shall maintain in investment accounts with Bank or Bank’s Affiliates an aggregate amount equal to the lesser of (a) an amount equal to no less than 25% of Borrower’s total Cash held in investment accounts or (b) the aggregate amount of Bank’s committed Credit Extensions; provided, however, that Borrower’s investment accounts maintained at financial institutions other than Bank shall be covered by an executed control agreement in form and substance reasonably acceptable to Bank.

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6.7	Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a)	Tangible Net Worth. A Tangible Net Worth of not less than the Base Amount, tested on a monthly basis.

(b)	Bank Debt Liquidity Coverage. A ratio of Liquidity to the aggregate amount of all outstanding Credit Extensions (including outstanding Letters of Credit) of at least 1.50 to 1.00, tested on a monthly basis.

6.8	Registration of Intellectual Property Rights.

(a)	Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b)	Borrower shall give Bank prompt written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights registered, the title appearing on such applications or registrations, and the filing date of such applications or registrations.

(c)	Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

6.9	Inbound Licenses. Within 25 days after the end of each fiscal quarter of Borrower, Borrower shall deliver an executed copy of each material (currently material or reasonably expected to become material to Borrower’s business) inbound license agreement entered into by Borrower during such fiscal quarter.

6.10	Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause such Subsidiary (if such Subsidiary is a domestic Subsidiary) to guarantee the Obligations of Borrower under the Loan, and, if such Subsidiary is a material Subsidiary and a foreign company, Borrower shall grant and pledge to Bank a perfected security interest in 65% of the stock, units or other evidence of ownership of such Subsidiary.

6.11	Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent:

7.1	Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

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7.2	Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without 30 days prior written notification to Bank; replace its chief executive officer or chief financial officer without prompt subsequent written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.

7.3	Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not result in a Change in Control, (iii) Borrower or its Subsidiary, as applicable, is the surviving entity or the 100% owner of the surviving entity and (iv) the aggregate amount of cash consideration paid by Borrower and its Subsidiaries for all such transactions since the Closing Date is not in excess of $5,000,000.

7.4	Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5	Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, including its Intellectual Property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property, including Borrower’s Intellectual Property.

7.6	Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that (A) Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists, and (iii) repurchase stock from stockholders owning less than 1% of the outstanding equity securities for aggregate consideration of less than $30,000 in any twelve month period and $5,000 in each instance and (B) Subsidiaries of Borrower may pay dividends to Borrower.

7.7	Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8	Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person or are otherwise approved by a majority of the disinterested members of the Board of Directors.

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7.9	Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10	Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

7.11	No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1	Payment Default. If Borrower fails to pay any of the Obligations when due;

8.2	Covenant Default.

(a)	If Borrower fails to perform any obligation under Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.9 or 6.10 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)	If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 10 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that, except with respect to violations of Sections 6.1, 6.3 or 6.8, if the default cannot by its nature be cured within the 10 day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3	Material Adverse Change. If there is a material impairment in the prospect of repayment of any portion of the Obligations or a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral;

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8.4	Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

8.5	Attachment. If any material portion of Borrower’s or any Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any Subsidiary’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower or any Subsidiary receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or any Subsidiary (provided that no Credit Extensions will be made during such cure period);

8.6	Insolvency. If Borrower or any Subsidiary becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or any Subsidiary, or if an Insolvency Proceeding is commenced against Borrower or any Subsidiary and is not dismissed or stayed within 30 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7	Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower or any Subsidiary is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $1,000,000 or that would reasonably be expected to have a Material Adverse Effect;

8.8	Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.9	Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

8.10	Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.11	Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

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9.	BANK’S RIGHTS AND REMEDIES.

9.1	Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)	Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b)	Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts;

(c)	Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(d)	Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e)	Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f)	Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(g)	Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h)

Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will

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be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(i)	Bank may credit bid and purchase at any public sale;

(j)	Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(k)	Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2	Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3	Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4

Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or

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any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5	Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6	No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7	Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8	Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	NeoPhotonics Corporation
2911 Zanker Road
San Jose, CA 95134
Attn: Chief Financial Officer
FAX: (408) 321-5018
If to Bank:
Comerica Bank
M/C 4770
75 E Trimble Road
San Jose, CA 95131
Attn: Manager
FAX: (408) 556-5091

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with a copy to:	Comerica Bank
226 Airport Parkway, Suite 100
San Jose, CA 95110
Attn: Guy Simpson
FAX: (408) 451-8568

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.	CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12.	JUDICIAL REFERENCE PROVISION.

(a)	In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)	With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)	The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)

The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding

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Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)	The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)	The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)	Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)	The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)	If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

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(j)	THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

13.	GENERAL PROVISIONS.

13.1	Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2	Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13.3	Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4	Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5	Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6	Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

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13.7	Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8	Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NEOPHOTONICS CORPORATION

By:	/s/ TS Jenks
Name:	T.S. Jenks
Title:	President & CEO

COMERICA BANK

By:	/s/ Guy Simpson
Name:	Guy Simpson
Title:	Vice President

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EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower or any of its domestic Subsidiaries and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Applicable Margin” means, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the applicable pricing matrix set forth below.

Pricing Matrix for Advances

Liquidity Ratio	Prime Rate	LIBOR Rate
≥1.70:1.00	0.00%	2.50%
≤1.70:1.0 and ≥1.50:1.0	0.75%	3.25%

Pricing Matrix for Equipment Advances

Liquidity Ratio	Prime Rate	LIBOR Rate
≥1.70:1.00	0.25%	2.75%
≤1.70:1.0 and ≥1.50:1.0	1.00%	3.50%

Pricing Matrix for Term Loan

Liquidity Ratio	Prime Rate	LIBOR Rate
≥1.70:1.00	0.25%	2.75%
≤1.70:1.0 and ≥1.50:1.0	1.00%	3.50%

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

Exhibit A – Page 1

“Base Amount” shall initially mean $50,000,000. Commencing February 29, 2008, and on the last day of each fiscal quarter thereafter, the Base Amount shall permanently increase by an amount equal to the sum of (i) seventy-five percent (75%) of the net proceeds from the sale or issuance by Borrower of its equity securities or Subordinated Debt during such quarter, plus (ii) fifty percent (50%) of the net income of Borrower and its consolidated Subsidiaries for the fiscal quarter of Borrower then ended, calculated in accordance with GAAP, consistently applied; provided that if there is a loss for any quarter, net income shall be deemed to be $0 for such quarter. In addition, upon receipt by Bank for the annual audited financial statement of Borrower and its consolidated Subsidiaries for the year ending December 31, 2007, the Base Amount shall increase by eighty-five (85%) of the positive difference, if any, between $50,845,000 and the amount of goodwill as shown on the audited balance sheet of Borrower and its consolidated Subsidiaries for the period ended December 31, 2007.

“Borrower State” means Delaware, the state under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Chief Executive Office State” means California, where Borrower’s chief executive office is located.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

“Collateral State” means the states where the Collateral is located, which are California , Massachusetts and Texas.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement

Exhibit A – Page 2

designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance, Equipment Advance, the Term Loan or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance(s)” means a cash advance or cash advances under the Equipment Line.

“Equipment Line” means a Credit Extension of up to $8,500,000.

“Equipment Maturity Date” means December 20, 2011.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

Exhibit A – Page 3

(c)	Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)	Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request in accordance with Section 2.1(b)(iii).

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed $5,000,000.

“LIBOR Addendum” means the LIBOR Addendum to Loan and Security Agreement dated as of December 20, 2007, between Bank and Borrower in the form attached hereto as Exhibit E.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Liquidity” means the sum of Cash of Borrower and its domestic Subsidiaries held in accounts with financial institutions located in the United States plus Accounts owing from account debtors that are organized under the laws of a state of the United States and that have their principal place of business in the United States.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (iii) Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

Exhibit A – Page 4

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)	Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)	Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)	Indebtedness not to exceed $250,000 in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness to trade creditors incurred in the ordinary course of business;

(f)	Indebtedness incurred by Borrower’s Subsidiary located in China; and

(g)	Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a)	Investments existing on the Closing Date disclosed in the Schedule;

(b)	(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

(c)	Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)	Investments accepted in connection with Permitted Transfers;

Exhibit A – Page 5

(e)	Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $1,000,000 in the aggregate in any fiscal year;

(f)	Investments not to exceed $1,000,000 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g)	Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i)	Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $1,000,000 in the aggregate in any fiscal year.

“Permitted Liens” means the following:

(a)	Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c)	Liens not to exceed $250,000 in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) or 8.9 (judgments);

(f)	Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

Exhibit A – Page 6

(g)	(i) Non-exclusive licenses or sublicenses and (ii) exclusive licenses set forth on the Schedule granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or under any such license or sublicense;

(h)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(i)	deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money; and

(j)	Liens on the assets of Borrower’s Subsidiary located in China.

“Permitted Transfer” means the conveyance, sale, lease, license, transfer or disposition by Borrower or any Subsidiary of:

(a)	Inventory in the ordinary course of business;

(b)	licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business or in connection with joint ventures or strategic alliances that would be permitted as “Permitted Investments” above;

(c)	worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances; or

(d)	other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $1,000,000 during any fiscal year; or

(e)	other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $1,000,000 during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Revolving Line” means a Credit Extension of up to $6,500,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit).

“Revolving Maturity Date” means December 31, 2009.

Exhibit A – Page 7

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Shares” means sixty-five percent (65%) of the issued and outstanding capital stock, membership units, partnership interests or other securities owned or held of record by Borrower in any material subsidiary of Borrower which is not an entity organized under the laws of the United States or any territory thereof.

“SOS Reports” means the official reports from the Secretary of State of the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of Total Assets minus Total Liabilities, minus all intangible assets of Borrower, including without limitation Borrower’s goodwill.

“Term Loan” has the meaning assigned in Section 2.1(d)(i).

“Term Loan Maturity Date” means December 20, 2008.

“Total Assets” means, at any date as of which the amount thereof shall be determined, all amounts that should, in accordance with GAAP, be classified as assets on the consolidated balance sheet of Borrower and its consolidated Subsidiaries as at such date.

“Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event, to the extent not already included, all Indebtedness.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Tranche A” has the meaning assigned in Section 2.1(c)(i).

“Tranche A Equipment Advance” or “Tranche A Equipment Advances” means any Equipment Advances(s) made under Tranche A.

“Tranche A Availability End Date” means March 20, 2008.

“Tranche B” has the meaning assigned in Section 2.1(c)(i).

“Tranche B Equipment Advance” or “Tranche B Equipment Advances” means any Equipment Advances(s) made under Tranche B.

“Tranche B Availability End Date” means June 20, 2008

Exhibit A – Page 8

“Tranche C” has the meaning assigned in Section 2.1(c)(i).

“Tranche C Availability End Date” means September 20, 2008.

“Tranche C Equipment Advance” or “Tranche C Equipment Advances” means any Equipment Advances(s) made under Tranche C.

“Tranche D” has the meaning assigned in Section 2.1(c)(i).

“Tranche D Availability End Date” means December 20, 2008

“Tranche D Equipment Advance” or “Tranche D Equipment Advances” means any Equipment Advances(s) made under Tranche D.

“Tranche E has the meaning assigned in Section 2.1(c)(i).

“Tranche E Availability End Date” means March 20, 2009.

“Tranche E Equipment Advance” or “Tranche E Equipment Advances” means any Equipment Advances(s) made under Tranche E.

“Tranche F” has the meaning assigned in Section 2.1(c)(i).

“Tranche F Availability End Date” means June 20, 2009.

“Tranche F Equipment Advance” or “Tranche F Equipment Advances” means any Equipment Advances(s) made under Tranche F.

Exhibit A – Page 9

DEBTOR:	NEOPHOTONICS CORPORATION

SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of December 20, 2007, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Exhibit B

EXHIBIT C

Form of Payment/Advance Form

TECHNOLOGY & LIFE SCIENCES DIVISION

LOAN ANALYSIS

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M., P.S.T.

DEADLINE FOR EQUIPMENT ADVANCES IS 3:00 P.M., P.S.T.**

DEADLINE FOR WIRE TRANSFERS IS 1:30 P.M., P.S.T.

*At month end and the day before a holiday, the cut off time is 1:30 P.M., P.S.T.

**Subject to 3 day advance notice.

TO:        Loan Analysis            DATE:                                  TIME:

FAX #: (650) 846-6840

TELEPHONE REQUEST (For Bank Use Only):
FROM:	NEOPHOTONICS CORPORATION	The following person is authorized to request the
	Borrower’s Name	loan payment transfer/loan advance on the
designated account and is known to me.
FROM:
Authorized Signer’s Name
Authorized Requester & Phone #
FROM:
Authorized Signature (Borrower)
Received by (Bank) & Phone #
PHONE #:

FROM ACCOUNT#:		Authorized Signature (Bank)
(please include Note number, if applicable)

TO ACCOUNT #:
(please include Note number, if applicable)

For Bank Use Only
REQUESTED TRANSACTION TYPE AMOUNT	REQUESTED DOLLAR
Date Rec’d:
Time:
PRINCIPAL INCREASE* (ADVANCE)	$	Comp. Status: YES NO
PRINCIPAL PAYMENT (ONLY)	$	Status Date:
Time:
OTHER INSTRUCTIONS:		Approval:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Exhibit C – Page 1

EXHIBIT D

Form of Compliance Certificate

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Phone: (650) 846-6820 Fax: (650) 846-6840

FROM:         NEOPHOTONICS CORPORATION

The undersigned authorized Officer of NeoPhotonics Corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S	Monthly, within 25 days	YES	NO
Company Prepared Quarterly F/S	Quarterly, within 25 days of FQE
Compliance Certificate	Monthly, within 25 days	YES	NO
Company Prepared Annual Financials	Annually, within 90 days of FYE, commencing FYE 12/31/07
CPA Audits, Unqualified F/S	Annually, within 180 days of FYE, commencing FYE 12/31/07	YES	NO
Intellectual Property Report	Quarterly, within 30 days	YES	NO
Domestic A/R Aging	Monthly, within 25 days	YES	NO
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Liquidity	1.50:1.00	:1.00	YES	NO
Minimum TNW	$50,000,000 initially; See definition of Base Amount	$	YES	NO

Exhibit D – Page 1

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours

BANK USE ONLY
Rec’d By:
Authorized Signer	Date:
Reviewed By:
Date:
Name:	Financial Compliance Status: YES/NO

Title

Exhibit D – Page 2

EXHIBIT E

LIBOR Addendum to Loan and Security Agreement

(see attached)

SCHEDULE OF EXCEPTIONS TO LOAN AND SECURITY AGREEMENT

December 20, 2007

Set forth below are exceptions to the representations and warranties of the Company made in that certain Loan and Security Agreement dated December 20, 2007 by and between Comerica Bank and NeoPhotonics Corporation (the “Agreement”). Terms used but not defined herein shall have the meanings ascribed in the Agreement, except where the context otherwise requires. All disclosures and exceptions are intended to modify all of Borrower’s representations and warranties, and the section headings used below are for convenience only. The information contained herein is disclosed solely for the purposes of the Agreement, and no information contained herein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including without limitation, any violation of law or breach of any agreement. The information contained in this Schedule of Exceptions is confidential proprietary information of Borrower.

Permitted Indebtedness (Exhibit A)

Borrower or its subsidiary has entered into the following Permitted Indebtedness:

NeoPhotonics Corporation — loan agreement with Citicorp Vendor Finance, Inc.

NeoPhotonics (China) Co., Ltd.—loan agreements with Shanghai Pudong Development Bank; Agricultural Bank of China; and China CITIC Bank

Borrower intends to enter into an USD/Renminbi Banking Facilities letter with associated agreements with Standard Chartered Bank (China) Limited (and/or its Shenzhen, China, branch) for revolving short term loans of up to USD $5 million and up to RMB 35.4 million and foreign exchange facilities.

Permitted Investments (Exhibit A)

Borrower is a joint venture partner in Shenzhen Archcom Technology Co., Ltd.

Borrower owns less than 1% of the outstanding shares of NanoGram Corporation. Borrower may negotiate and conclude an exclusive license agreement with NanoGram Corporation that could provide Borrower a warrant to purchase additional shares in NanoGram Corporation. A copy of the current draft of such proposed license agreement is available upon Bank’s request.

See also the disclosure under Section 5.10 below.

Permitted Liens (Exhibit A)

Borrower intends to enter into an exclusive license agreement with NanoGram Corporation as described in “Permitted Investments” above.

See also the disclosure under Section “Permitted Indebtedness” above.

Collateral (Section 5.3)

Certain of Borrower’s equipment are located at its contract manufacturers. From time to time in the ordinary course of Borrower’s business, Borrower will place certain equipment with contract manufacturers and move certain equipment from one Borrower or contract manufacturer location to another.

Prior Names (Section 5.5)

The Company operated under the name “NanoGram Corporation” from its inception in 1996 until it changed its name to NeoPhotonics Corporation in 2002. Note that a separate company named NanoGram Corporation was spun out from Borrower in 2002 and remains an independent separate company.

Subsidiaries (Section 5.10)

Borrower has the following subsidiaries:

Allied Faith Co., Ltd — Hong Kong

BeamExpress, Inc. — U.S.

Concord Photontech Co., Ltd. — BVI

East Sino Co., Ltd — BVI

ERA, LLC—U.S.

Gold Image Co., Ltd. — Hong Kong

Lightwave Microsystems Corporation — U.S.

Lightconnect, Inc. — U.S.

NeoPhotonics Corp., Ltd. — Hong Kong

NeoPhotonics (China) Co., Ltd. — China

Newwave Technology Co., Ltd. — BVI

Novel Centennial Co., Ltd. — BVI

Optun, Inc. — U.S.

Optun, Ltd. — BVI

Optun, Ltd. — Israel

Optun, GmbH — Germany

PanAccess Communications Co., Ltd China

Photon Broadband Co., Ltd. — China

Quantum Technology Co., Ltd. — China

Inbound Licenses (Section 5.12)

Borrower and NanoGram Corporation have entered into a Technology Transfer and License Agreement dated March 20, 2003, for the cross-license of certain patents in exchange for royalties and equity in NanoGram Corporation.

LightConnect, Inc. and The Board of Trustees of the Leland Stanford Junior University have entered into a License Agreement dated October 30, 2000, for license to certain patents in exchange for royalties (arising from an associated Option Agreement dated June 28, 1999 by and between the parties).

LightConnect, Inc. and The Regents of the University of California have entered into a License Agreement dated January 18, 2001, for license to certain patents in exchange for royalties.

Lightwave Microsystems Corporation and Polaroid, Inc. have entered into a License Agreement dated September 20, 1999, for license to certain patents in exchange for royalties.

Lightwave Microsystems Corporation and Lucent Technologies have entered into a Development and Technology License Agreement dated June 24, 2002, as amended, for license to certain patents in exchange for royalties.

Borrower and its subsidiaries have entered into software licenses in the ordinary course of business.

5-Month Lookback (18 month amo)

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Equipment Line)

Name: NEOPHOTONICS CORPORATION	Date: December 20, 2007

$1,594,324.98XXX credited to deposit account No. [omitted] when Equipment Advances are requested or disbursed to Borrower by                                  cashiers check or wire transfer

Amounts paid to others on your behalf:

$XXXXXXXXX to Comerica Bank for Loan Fee

$XXXXXXXXX to Comerica Bank for Document Fee

$XXXXXXXXX to Comerica Bank for accounts receivable audit (estimate)

$XXXXXXXXX to Bank counsel fees and expenses

$XXXXXXXXX to

$XXXXXXXXX to

$1,594,324.98       TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ TS Jenks
Signature	Signature

Lookback Period (24 month amo)

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Equipment Line)

Name: NEOPHOTONICS CORPORATION	Date: December 20, 2007

$1,988,950.71XXX credited to deposit account No. [omitted] when Equipment Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$XXXXXXXXX to Comerica Bank for Loan Fee

$XXXXXXXXX to Comerica Bank for Document Fee

$XXXXXXXXX to Comerica Bank for accounts receivable audit (estimate)

$XXXXXXXXX to Bank counsel fees and expenses

$XXXXXXXXX to

$XXXXXXXXX to

$1,988,950,71        TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ TS Jenks
Signature	Signature

ETV Capital

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan)

Name: NEOPHOTONICS CORPORATION	Date: December 20, 2007

$0        credited to deposit account No. XXXXXX when Equipment Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$XXXXXXXXX to Comerica Bank for Loan Fee

$XXXXXXXXX to Comerica Bank for Document Fee

$XXXXXXXXX to Comerica Bank for accounts receivable audit (estimate)

$XXXXXXXXX to Bank counsel fees and expenses

$1,083,617.45 to (One Million Eighty Three Thousand Six Hundred Seventeen Dollars and 45/100XXXX plus $375.651 per diem after 12/20/07 to ETV Capital

$         to

$1,083,617.45       TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ TS Jenks
Signature	Signature

CitiCorp

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan)

Name: NEOPHOTONICS CORPORATION	Date: December 20, 2007

$0        credited to deposit account No. XXXXXX when Equipment Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$XXXXXXXXX to Comerica Bank for Loan Fee

$XXXXXXXXX to Comerica Bank for Document Fee

$XXXXXXXXX to Comerica Bank for accounts receivable audit (estimate)

$XXXXXXXXX to Bank counsel fees and expenses

$58,495.50         to Cit Technology Fin Serv, Inc.

$XXXXX           to

$58,495.50       TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ TS Jenks
Signature	Signature

Venture Lending & Leasing IV, Inc. (WTI)

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan)

Name: NEOPHOTONICS CORPORATION	Date: December 20, 2007

$0	credited to deposit account No. XXXXXX when Equipment Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$XXXXXXXXX to Comerica Bank for Loan Fee

$XXXXXXXXX to Comerica Bank for Document Fee

$XXXXXXXXX to Comerica Bank for accounts receivable audit (estimate)

$XXXXXXXXX to Bank counsel fees and expenses

$211,974.82	to Two Hundred Eleven Thousand Nine Hundred Seventy Four Dollars and 82/100XXXX through 12/31/07 to Venture Lending & Leasing IV, Inc. (WTI)
$	to

$211,974.82	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

/s/ TS Jenks
Signature	Signature

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: December 20, 2007
Attn: Wayne Feng, MC 4770
75 E. Trimble Road
	San Jose, CA 95131	Borrower:	NEOPHOTONICS
CORPORATION

In consideration of a loan in the amount of $16,403,584.70, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.	Fire and extended coverage in an amount sufficient to cover:

(a)	The amount of the loan, OR

(b)	All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.	Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent             ABD                             Telephone No.: 650-839-6302

Agent’s Address: 365 Walnut Street Redwood City, CA 94063

Signature of Obligor:	/s/ TS Jenks

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From: To:

Verified by:

COMERICA BANK Member FDIC	AUTOMATIC DEBIT AUTHORIZATION

To:         Comerica Bank

Re:         Loan #

You are hereby authorized and instructed to charge account No.             [omitted]                              in the name of NEOPHOTONICS CORPORATION for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

        X         Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

        X         Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

        X         Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

/s/ TS Jenks	December 20, 2007
Borrower Signature	Date

Phone:	COMERICA BANK

Fax:	CLIENT AUTHORIZATION

General Authorization

I hereby authorize Comerica Bank to use my company name, logo, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for Comerica Bank’s customers, prospects and shareholders.

Comerica Bank will forward any advertising or article including client for prior review and approval.

Signature

Printed Name Title

NeoPhotonics Corporation
Company

2911 Zanker Road
Mailing Address

San Jose, CA 95134
City, State, Zip Code

408-232-9200
Phone Number

408-321-5018
Fax Number

E-Mail

December 20, 2007
Date

ATTN: NEOPHOTONICS CORPORATION

USA PATRIOT ACT

NOTICE

OF

CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Secured Party:	Comerica Bank

Debtor:	NeoPhotonics Corporation

EXHIBIT A to UCC Financing Statement

COLLATERAL DESCRIPTION

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of December 20, 2007, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

LIBOR

Addendum To Loan and Security Agreement

This Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of this 17th day of December, 2007, by and between Comerica Bank (“Bank”) and NeoPhotonics Corporation (“Borrower”).This Addendum supplements the terms of the Note (as defined below).

1.	Definitions.

a. Advance. As used herein, “Advance” means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Prime Rate Option Advance.

b. Business Day. As used herein, “Business Day” means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

c. LIBOR. As used herein, “LIBOR” means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(1)	“Base LIBOR” means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

(2)	“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

d. LIBOR Business Day. As used herein, “LIBOR Business Day” means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

e. LIBOR Period. As used herein, “LIBOR Period” means, with respect to a LIBOR Option Advance:

(1)	Initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a 30, 60 or 90 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank· LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

(2)	thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a 30, 60 or 90 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

f. Note. As used herein, “Note” means the Loan and Security Agreement, dated December 17, 2007, between Bank and Borrower, as it may be amended, modified, supplemented or replaced from time to time.

g. Regulation D. As used herein, “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

h. Regulatory Development. As used herein, “Regulatory Development” means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any requestor directive (whether or not having the force of law) of any public authority.

i. Default. As used herein, “Default” means a Default or Event of Default, as applicable, as each or either such term is defined in the Note.

2. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Note:

a. A rate equal to the Applicable Margin plus Bank’s LIBOR, (the “LIBOR Option”), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

b. A rate equal to the Applicable Margin plus the “Prime Rate” as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the “Prime Rate Option”).

3. LIBOR Option Advance.

a. The minimum USOR Option Advance will not be less than $250,000 and 00/100 Dollars ($250,000) for any LIBOR Option Advance.

b. There shall be no more than three (3) LIBOR Periods outstanding at any one time.

4. Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

5. Bank’s Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

6. Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the. Note and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the intere.st rate option selected by Borrower; (b) the principal amount Subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) UBO~ Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Prime Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Prime Rate Option. At any time the Prime Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

7. Default Interest Rate. Upon the occurrence of a Default under the Note, the outstanding principal balance of the Note shall bear interest at the default rate set forth in the Note.

8. Prepayment. In the event that the LIBOR Option is the applicable interest rate for all or any part of the outstanding principal balance of the Note, and any payment or prepayment of any such outstanding principal balance of the Note shall occur on any day other than the last day of the applicable LIBOR Period (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the LIBOR Option as the applicable interest rate for all or any part of the outstanding principal balance of the Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the applicable LIBOR Period, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the

Note hereunder shall be changed, for any reason whatsoever, from the LIBOR Option to the Prime Rate Option prior to the last day of the applicable LIBOR Period, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the L1BOR Option is the applicable interest rate hereunder in respect of such outstanding principal balance of the Note, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for such outstanding principal balance of the Note, as provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank L1BOR market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Not~ hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Note and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund the outstanding principal balance of the Note hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Note which is bearing interest at such time at the Prime Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY L1BOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT’), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-CN-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH L1BOR OPTION DVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

/s/ TJ
BORROWER’S INITIALS

9. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as’ a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Note, whether pursuant to this Addendum or the occurrence of a Default under the Note; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

10. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

11. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time. in Bank’s reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon USOR, Bank shall give notice of such circumstances to Borrower and:

(i)	In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

(ii)	No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

12. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank’s request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank’s obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any USOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any USOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits· referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determination$ are made on a reasonable basis.

13. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

NEOPHOTONICS CORPORATION Borrower		COMERICA BANK

By:	/s/ TS Jenks	By:	/s/ Guy Simpson Guy Simpson
Title:	Chief Executive Officer	Title:	Vice President

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 18, 2008, by and between COMERICA BANK (“Bank”) and NEOPHOTONICS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as it may be amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The definition of “Eligible Accounts” is hereby added to Exhibit A of the Agreement to read in its entirety as follows:

“‘Eligible Accounts’ means those Accounts that arise in the ordinary course of Borrower’s business. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)	Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

(b)	Credit balances over 90 days;

(c)	Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(d)	Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(e)	Accounts with respect to which the account debtor does not have its principal place of business in the United States;

(f)	Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)	Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(h)	Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(i)	Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Borrower;

(j)	Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

(k)	Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l)	Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and

(m)	Retentions and hold-backs.”

2. The definition of “Liquidity” set forth in Exhibit A to the Agreement is hereby amended and restated to read in its entirety as follows:

“‘Liquidity’ means the sum of (i) Cash of Borrower and its domestic Subsidiaries in accounts maintained at Bank, plus (ii) Cash of Borrower and its domestic Subsidiaries in accounts maintained at Bank’s Affiliates, provided that such accounts are governed by fully executed control agreements in form and substance acceptable to Bank, plus (iii) Eligible Accounts owing from account debtors that are organized under the laws of a state of the United States and that have their principal place of business in the United States.”

3. Section 2.3(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a)	Interest Rates.

(i)	Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at either the Daily Adjusting LIBOR Rate (as defined in the LIBOR Addendum) or the LIBOR-based Rate (as defined in the LIBOR Addendum), as set forth in the LIBOR Addendum.

(ii)	Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at either the Daily Adjusting LIBOR Rate (as defined in the LIBOR Addendum) or the LIBOR-based Rate (as defined in the LIBOR Addendum), as set forth in the LIBOR Addendum.

(iii)	Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at either the Daily Adjusting LIBOR Rate (as defined in the LIBOR Addendum) or the LIBOR-based Rate (as defined in the LIBOR Addendum), as set forth in the LIBOR Addendum.”

4. Section 2.3(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Payments. Interest hereunder shall be due and payable (i) on the twentieth calendar day of each month during the term hereof with respect to Credit Extensions bearing interest at the Daily Adjusting LIBOR Rate and (ii) on the last day of the applicable LIBOR Period with respect to Credit Extensions bearing interest at the LIBOR-based Rate. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.”

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5. Section 6.7(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Tangible Net Worth. Tested monthly, a Tangible Net Worth of not less than the amounts set forth below during the applicable period set forth below:

Period	Minimum Tangible Net Worth
Closing Date through and including September 30, 2008	$72,606,000
October 1, 2008 through and including December 31, 2008	$65,000,000
January 1, 2009 through and including March 30, 2009	$60,000,000
April 1, 2009 through and including June 30, 2009	$57,000,000
July 1, 2009 through and including September 30, 2009	$54,000,000
October 1, 2009 and the last day of each month thereafter	$50,000,000

Bank hereby waives Borrower’s violation of the Tangible Net Worth covenant for the month ending October 31, 2008. This waiver is specific as to content and time, shall be limited precisely as written, and shall not constitute a waiver of any other current or future Default or Event of Default or breach of any covenant contained in the Agreement or the terms and conditions of any other Loan Documents.”

6. Exhibits D and E of the Agreement are hereby replaced with Exhibits D and E attached hereto.

7. Borrower is a party to certain documents, instruments and/or agreements (collectively, the “Documents”) with or between it and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has been merged with and into Comerica Bank, a Texas banking association. Borrower hereby acknowledges and agrees that any reference in the Documents to Comerica Bank, a Michigan banking corporation, shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

8. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

10. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

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11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)	an Affirmation of Guaranties and Third Party Security Agreements, duly executed by the Guarantors;

(d)	a LIBOR Addendum to Loan and Security Agreement, duly executed by Borrower;

(e)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NEOPHOTONICS CORPORATION

By:	/s/ TS Jenks
Title:	T.S. Jenks, CEO

COMERICA BANK

By:	/s/ Guy Simpson
Title:	Vice President

5

EXHIBIT D

Form of Compliance Certificate

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Phone: (650) 846-6820 Fax: (650) 846-6840

FROM:	NEOPHOTONICS CORPORATION

The undersigned authorized Officer of NeoPhotonics Corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S	Monthly, within 25 days	YES	NO
Company Prepared Quarterly F/S	Quarterly, within 25 days of FQE
Compliance Certificate	Monthly, within 25 days	YES	NO
Company Prepared Annual Financials	Annually, within 90 days of FYE	YES	NO
CPA Audits, Unqualified F/S	Annually, within 180 days of FYE	YES	NO
Intellectual Property Report	Quarterly, within 30 days	YES	NO
Domestic A/R Aging	Monthly, within 25 days	YES	NO
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Liquidity Ratio	1.50:1.00	:1.00	YES	NO
Minimum TNW	See Section 6.7(a)	$	YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours	BANK USE ONLY
Rec’d By:
Authorized Signer	Date:
Reviewed By:
Date:
Financial Compliance Status: YES/NO
Name:

Title

2

Exhibit E

LIBOR Addendum to Loan and Security Agreement

(see attached)

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of NeoPhotonics Corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following Chief Executive Officer and Chief Financial Officer of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), including, without limitation, that certain Loan and Security Agreement dated as December 20, 2007, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December 18, 2008 (collectively, the “Agreement”);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)	Issue a warrant or warrants to purchase the Corporation’s capital stock; and

(f)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

1

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE
T.S. Jenks	CEO	/s/ TS Jenks

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December 18, 2008.

/s/ James D. Fay
Secretary

The Above Statements are Correct.	/s/ TS Jenks
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

2

AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS

This AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS is made as of December 18, 2008, by the undersigned (collectively and individually, “Guarantor”) for the benefit of Comerica Bank (“Bank”).

RECITALS

Bank and NeoPhotonics Corporation (“Borrower”) are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as amended from time to time (the “Loan Agreement”). Each Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of December 20, 2007 (individually and collectively, the “Guaranty”), guarantying all amounts owing by Borrower to Bank. Each Guarantor also executed for the benefit of Bank a Third Party Security Agreement dated December 20, 2007, granting to Bank a security interest in the collateral described therein (individually and collectively, the “Security Agreement”). Borrower and Bank propose to enter into a First Amendment to Loan and Security Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement. Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consent to the entry by Borrower into the Amendment and related documents and agrees that each Guaranty will remain effective as set forth herein.

AGREEMENT

NOW, THEREFORE, each Guarantor agrees as follows:

Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

1. The Guaranty and the Security Agreement shall remain in full force and effect with respect to all of Borrower’s obligations under the Loan Agreement as amended by the Amendment and otherwise. Each Guarantor confirms that such Guarantor has no defenses against its obligations under the Guaranty or the Security Agreement.

2. Each Guarantor represents and warrants that the representations, warranties and covenants contained in the Guaranty and the Security Agreement are true and correct as of the date of this Amendment and remain in full force and effect. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty or the Security Agreement, as applicable.

3. Each Guarantor represents and warrants that the security interest granted Bank pursuant to the Security Agreement of even date therewith remains in full force and effect as a first in priority perfected security interest against the Collateral identified therein.

4. Each Guarantor is a party to certain documents, instruments and/or agreements (collectively, the “Documents”) with or between it and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has been merged with and into Comerica Bank, a Texas banking association. Each Guarantor hereby acknowledges and agrees that any reference in the Documents to Comerica Bank, a Michigan banking corporation, shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation as of the first date above written.

GUARANTORS:

LIGHTCONNECT, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	President

BEAMEXPRESS, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	Chief Executive Officer

PAXERA LLC

By:	/s/ TS Jenks
Name:	NeoPhotonics Corporation, Timothy S. Jenks
Title:	Member

OPTUN, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	Chief Executive Officer

LIGHTWAVE MICROSYSTEMS CORPORATION

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	President

LIBOR Addendum To Loan and Security Agreement

This LIBOR Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of December     , 2008, by and between Comerica Bank (“Bank”) and Neophotonics Corporation, a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement dated December 20, 2007 (as amended from time to time, the “Agreement”).

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

(h) “Advance” means a borrowing requested by Borrower and made by Bank under the Agreement, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a LIBOR-based Advance, a Daily Adjusting LIBOR Rate Advance and (subject to the terms of this Addendum) a Prime-based Advance.

(i) “Applicable Interest Rate” means the LIBOR-based Rate or the Daily Adjusting LIBOR Rate (as selected by Borrower from time to time or as otherwise determined) or the Prime-based Rate, during any period when the Indebtedness is required to bear interest at the Prime-based Rate in accordance with the terms and conditions of this Addendum.

(j) “Applicable Margin” means , as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the pricing matrix set forth below:

Basis for Pricing	Level I	Level II
A ratio of Liquidity (as defined in the Agreement) to the aggregate outstanding amount of all Credit Extensions (as defined in the Agreement)	<1.70 : 1.00	≥1.70 : 1.00

Advances under the Revolving Line Daily Adjusting LIBOR Rate margin and, to the extent applicable, the Prime-based Rate margin	3.25% per annum	2.50% per annum

Advances under the Revolving Line LIBOR-based Rate margin	3.25% per annum	3.25% per annum

Advances under the Equipment Line and the Term Loan Daily Adjusting LIBOR Rate margin and, to the extent applicable, the Prime-based Rate margin	3.50% per annum	2.75% per annum

Advances under the Equipment Line and the Term Loan LIBOR-based Rate margin	3.50% per annum	2.75% per annum

(k) “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and San Jose, California, and, in respect of notices and determinations relating to LIBOR-based Advances, Daily Adjusting LIBOR Rate Advances, the LIBOR-based Rate, and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

(l) “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the Applicable Margin, plus the quotient of the following:

(1) for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness which is to bear interest at such Daily Adjusting LIBOR Rate and for a period equal to one (1) month;

divided by

(2) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

(m) “Daily Adjusting LIBOR Rate Advance” means an Advance which bears interest at the Daily Adjusting LIBOR Rate.

(n) “LIBOR-based Advance” means an Advance which bears interest at the LIBOR-based Rate.

(o) “LIBOR-based Rate” means a per annum interest rate which is equal to the sum of the Applicable Margin, plus the quotient of the following:

(1) the LIBOR Rate;

divided by

(2) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such LIBOR Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

(p) “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

(q) “LIBOR Period” means, with respect to a LIBOR-based Advance, a period of one (1) month, two (2) months, or three (3) months, as selected by Borrower (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Addendum, commencing on the day a LIBOR-based Advance is made or the day an Advance is converted to a LIBOR-based Advance or the day an outstanding LIBOR-based Advance is refunded or continued as another LIBOR-based Advance for an applicable LIBOR Period, provided that any LIBOR Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the LIBOR Period shall end on the next preceding Business Day, and when a LIBOR Period begins on a day which has no numerically corresponding day in the calendar month during which such LIBOR Period is to end, it shall end on the last Business Day of such calendar month. In the event that any LIBOR-based Advance is at any time refunded or continued as another LIBOR-based Advance for an additional LIBOR Period, such LIBOR Period shall commence on the last day of the preceding LIBOR Period then ending.

(r) “LIBOR Rate” means, with respect to any Indebtedness outstanding under the Agreement at the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant LIBOR Period for such Indebtedness, commencing on the first day of such LIBOR Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such LIBOR Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by Bank and Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such LIBOR Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective LIBOR-based Advance which is to bear interest at such LIBOR-based Rate and for a period equal to the relevant LIBOR Period.

(s) “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

(t) “Prime-based Advance” means an Advance which bears interest at the Prime-based Rate.

(u) “Prime-based Rate” means a per annum interest rate which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%), and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Overnight Rates”), as published by the Federal Reserve Bank of New York, or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

k. “Request for Advance” means a Request for Advance issued by Borrower in the form of Exhibit “A” attached hereto and incorporated herein by this reference.

2. Interest Rate Options. Subject to the terms and conditions of this Addendum, each of the Advances made under the Agreement shall bear interest at the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, as elected by Borrower or as otherwise determined under this Addendum, except during any period of time during which, in accordance with the terms and conditions of this Addendum, the Indebtedness under the Agreement shall bear interest at the Prime-based Rate.

3. Payment of Interest on Advances. Accrued and unpaid interest on the unpaid balance of each outstanding Advance shall be payable monthly, in arrears, on the twentieth day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). Subject to the definition of “LIBOR Period” hereunder, in the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing at the Daily Adjusting LIBOR Rate and at the Prime-based Rate (to the extent applicable) shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime-based Rate, on the date of each such change. Interest accruing at the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

4. Bank’s Records Re: Advances. The amount and date of each Advance, its Applicable Interest Rate, its LIBOR Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof. For any LIBOR-based Advance or any Daily Adjusting LIBOR Advance, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such LIBOR Lending Office.

5. Selection/Conversion of Interest Rate Options. Borrower may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, upon the delivery to Bank of a Request for Advance executed by Borrower, subject to the following: (a) Bank shall not have made demand under the Agreement and no Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, shall have occurred and be continuing or exist under the Agreement; (b) each such Request for Advance shall set forth the information required on the Request for Advance form attached hereto as Exhibit “A”; (c) each such Request for Advance shall be delivered to Bank by 10:00 a.m. (California time) on the proposed date of the requested Advance; (d) the principal amount of each LIBOR-based Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000.00); (e) the proposed date of any refunding of any outstanding LIBOR-based Advance as another LIBOR-based Advance or the conversion of any outstanding LIBOR-based Advance to another type of Advance shall only be on the last day of the LIBOR Period applicable to such outstanding LIBOR-based Advance; and (f) a Request for Advance, once delivered to Bank, shall not be revocable by Borrower. There shall be no more than three (3) LIBOR Periods outstanding at any one time.

(h) Advances hereunder may be requested in Borrower’s discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by Borrower that same day by submission to Bank, either by first class mail, facsimile or other means of delivery acceptable to Bank, of the written Request for Advance aforementioned. Borrower acknowledges that if Bank makes an Advance based on a telephonic request, it shall be for Borrower’s convenience and all risks involved in the use of such procedure shall be borne by Borrower, and Borrower expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone.

(i) If, as to any outstanding LIBOR-based Advance, Bank shall not receive a timely Request for Advance, or telephonic notice, in accordance with the foregoing requesting the refunding or continuation of such Advance as another LIBOR-based Advance for a specified LIBOR Period or the conversion of such Advance to a Daily Adjusting LIBOR Rate Advance, effective as of the last day of the LIBOR Period applicable to such outstanding LIBOR-based Advance, and as of the last day of each succeeding LIBOR Period, the principal amount of such Advance which is not then repaid shall be automatically refunded or continued as a LIBOR-based Advance having a LIBOR Period equal to the same period of time as the LIBOR Period then ending for such outstanding LIBOR-based Advance, unless Borrower is/are not entitled to request LIBOR-based Advances hereunder or otherwise elect the LIBOR-based Rate as the Applicable Interest Rate for the principal Indebtedness outstanding hereunder in accordance with the terms of this Addendum, or the LIBOR-based Rate is not otherwise available to Borrower as the Applicable Interest Rate hereunder for the principal Indebtedness outstanding hereunder in accordance with the terms of this Addendum, in which case, the Prime-based Rate shall be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of the Agreement. The foregoing shall not in any way whatsoever limit or otherwise affect Bank’s right to make demand for payment of all or any part of the Indebtedness at any time in Bank’s sole and absolute discretion or any of Bank’s rights or remedies under the Agreement upon the occurrence of any Event of Default thereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default.

6. Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under the Agreement shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

7. Prepayment. If Borrower make(s) any payment of principal with respect to any LIBOR-based Advance on any day other than the last day of the LIBOR Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if Borrower fail(s) to borrow any LIBOR-based Advance after notice has been given by Borrower (or any of them) to Bank in accordance with the terms of this Addendum requesting such Advance, or if Borrower fail(s) to make any payment of principal or interest in respect of a LIBOR-based Advance when due, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for said Advance(s) provided under this Addendum, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Borrower may prepay all or part of the outstanding balance of any Daily Adjusting LIBOR Rate Advance under this Addendum or any Indebtedness which is bearing interest at the Prime-based Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Indebtedness under the Agreement due on a demand basis in Bank’s sole and absolute discretion, whether such Indebtedness is bearing interest at the Daily Adjusting LIBOR Rate, the LIBOR-based Rate or the Prime-based Rate at such time.

BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR-BASED RATE ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT”), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR-BASED RATE ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE AGREEMENT, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR-BASED RATE ADVANCE PURSUANT TO THE AGREEMENT IN RELIANCE ON THESE AGREEMENTS.

/s/ TSJ

BORROWER’S INITIALS

8. Regulatory Developments or Other Circumstances Relating to the LIBOR-based Rate or the Daily Adjusting LIBOR Rate.

(h) If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Advance or LIBOR Period, or (c) the LIBOR-based Rate or the Daily Adjusting LIBOR Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Addendum at the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the right of Borrower to request a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance shall be suspended, and the Prime-based Rate shall be the Applicable Interest Rate for all Indebtedness during such period of time.

(i) If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Advance with interest at the LIBOR-based Rate or the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter, (a) until Bank notifies Borrower that such conditions or circumstances no longer exist, the right of Borrower to request a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance or a Daily Adjusting LIBOR Rate Advance shall be suspended, and thereafter, the Prime-based Rate shall be the Applicable Interest Rate for all Indebtedness, and (b) if Bank may not lawfully continue to maintain an outstanding LIBOR-based Advance to the end of the then current LIBOR Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such LIBOR Period with respect to such outstanding Advance.

(j) Further, at any time upon prior written notice to Borrower, Bank may, in its sole discretion based upon its good faith belief that the Prime-based Rate is an appropriate basis for its floating rate loans, suspend use of the Daily Adjusting LIBOR Rate as an Applicable Interest Rate hereunder, at which time, the Prime-based Rate shall thereafter replace the Daily Adjusting LIBOR Rate as an Applicable Interest Rate for Indebtedness outstanding under the Agreement, unless Bank, in its sole discretion based upon its good faith belief that the Prime-based Rate is no longer an appropriate basis for its floating rate loans, rescinds such notice, in which case, the Daily Adjusting LIBOR Rate shall, upon written notice from Bank to Borrower, again be an Applicable Interest Rate hereunder and use of the Prime-based Rate as an Applicable Interest Rate for Indebtedness outstanding under the Agreement shall be suspended.

(k) If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Addendum or any Indebtedness under the Agreement, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Addendum or the Indebtedness; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

(l) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.

9. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

10. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

11. Amendment and Restatement. This Addendum amends, restate, and replaces in its entirety that certain LIBOR Addendum to Loan and Security Agreement dated December 20, 2007 by and between Bank and Borrower.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK

By:	/s/ Guy Simpson

Title:	Vice President

NEOPHOTONICS CORPORATION

By:	/s/ TS Jenks T.S. Jenks

Its:	CEO

EXHIBIT A

REQUEST FOR ADVANCE

Borrower hereby requests COMERICA BANK (“Bank”) to make a                                                   [LIBOR-based Rate or Daily Adjusting LIBOR-based Rate] Advance to Borrower on                             , in the amount of                              Dollars ($        ) under the Loan and Security Agreement dated December 20, 2007, entered into between Borrower and Bank (as amended from time to time, the “Agreement”). Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement. The LIBOR Period for the requested Advance, if applicable, shall be                             . In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                              Dollars ($        ), and the last day of the LIBOR Period for the amounts being converted or refunded hereunder, if applicable, is                             .

Borrower represents, warrants and certifies that no Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, has occurred and is continuing under the Agreement, and none will exist upon the making of the Advance requested hereunder. Borrower further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Agreement will not exceed the face amount thereof. If the amount advanced to Borrower under the Agreement shall at any time exceed the face amount thereof, Borrower will immediately pay such excess amount, without any necessity of notice or demand.

Borrower hereby authorizes Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of Borrower with Bank separately designated by Borrower or as Borrower may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Agreement.

Dated this      day of                 .

NEOPHOTONICS CORPORATION

By:
Its:

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 11, 2009, by and between COMERICA BANK (“Bank”) and NEOPHOTONICS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as it may be amended from time to time, including, without limitation, by that First Amendment to Loan and Security Agreement dated as of December 18, 2008 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A of the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms:

“‘Base Amount’ initially means $57,000,000. Commencing December 31, 2009, and on the last day of each fiscal quarter of Borrower thereafter, the Base Amount shall permanently increase by an amount equal to the sum of (a) seventy-five percent (75%) of the net proceeds to Borrower from an initial public stock offering or any sale or issuance by Borrower of Borrower’s equity securities or Subordinated Debt during the fiscal quarter of Borrower then ended, plus (b) fifty percent (50%) of the net income of Borrower and its consolidated Subsidiaries for the fiscal quarter of Borrower then ended, calculated in accordance with GAAP, consistently applied; provided that if there is a loss for Borrower or any of its Subsidiaries for any fiscal quarter, net income shall be deemed to be $0 for such Person for such fiscal year.”

“‘Borrowing Base’ means, as of any date of determination, an amount equal to the sum of (a) eighty percent (80%) of Eligible U.S. Accounts, plus, without duplication, (b) the lesser of (i) fifty percent (50%) of Eligible Chinese Accounts, (ii) Five Million Dollars ($5,000,000) and (iii) sixty-six and sixty seven one hundredths percent (66.67%) of the aggregate amount of Advances outstanding on such date of determination (after giving pro-forma effect to the Advances requested on the date of determination), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.”

“‘Credit Extension’ means each Advance, Equipment Advance, Equipment Line A Advance, the Term Loan, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.”

“‘Eligible Chinese Account Debtor’ means Alcatel-Lucent Bell N.V., Celestica Corp., Fiberhome Technologies Co., Ltd., Flash Electronics (Suzhou) Co., Ltd., Jabil Circuit, Sdn Bhd, Mitsubishi Electric Corp., NEC Technologies Hong Kong Limited IPO Ascia Pacific, Nokia Siemens Networks GMBH & Co., Shenzhen Huawei Technologies Co., Ltd., or ZTE Kangxun Telecom Co., Ltd.”

“‘Eligible Chinese Accounts’ means those Neo-China Accounts where the account debtor is an Eligible Chinese Account Debtor and that arise in the ordinary course of Neo-China’s business that comply with all of the applicable representations and warranties to Bank set forth in Section 5.3; provided, that Bank may, in good faith, change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Chinese Accounts shall not include the following:

(a) Neo-China Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

(b) Neo-China Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Neo-China exceed 20% (50% in the case of Neo-China Accounts with respect to which the account debtor is Shenzhen Huawei Technologies Co., Ltd.) of all Neo-China Accounts owing to Neo-China, to the extent such obligations exceed the aforementioned percentages, except as approved in writing by Bank;

(c) Neo-China Accounts with respect to which Neo-China is liable to the account debtor for goods sold or services rendered by the account debtor to Neo-China, but only to the extent of any amounts owing to the account debtor against amounts owed to Neo-China;

(d) Neo-China Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(e) Neo-China Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Neo-China or Borrower;

(f) Neo-China Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Neo-China for the performance of services or delivery of goods which Neo-China has not yet performed or delivered;

(g) Neo-China Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(h) Neo-China Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower and/or Neo-China to be doubtful; and

(i) Retentions and hold-backs.”

“‘Eligible U.S. Account Debtor’ means ADC Telecommunications, Adva Optica Networking, Alcatel-Lucent, Aurora Networks, Bookham Technology/Avanex/Oclaro, Celestica Corp., Ciena, Cisco Systems, Corning Cable Systems LLC, ECI Telecom, Flextronics, Fujitsu Network Communication, General Dynamics, Shenzhen Huawei Technologies Co., Ltd., JDS Uniphase, Mitsubishi Electronic Corporation, Nokia or Nokia Siemens Networks GMBH & Co.”

“‘Eligible U.S. Accounts’ means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may, in good faith, change the standards of eligibility by giving Borrower 30 days prior written notice, including without limitation, Accounts where the account debtor is an Eligible U.S. Account Debtor. Unless otherwise agreed to by Bank, Eligible U.S. Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

(b) Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(c) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 20% (50% in the case of Accounts with respect to which the account debtor is Shenzhen Huawei Technologies Co., Ltd.) of all Accounts owing to Borrower, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

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(d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except Accounts (i) where the account debtor is an Eligible U.S. Account Debtor, (ii) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (iii) insured by a credit insurer acceptable to Bank, or (iv) approved by Bank on a case-by-case basis. All Accounts must be calculated in U.S. Dollars;

(e) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(f) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(g) Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Borrower;

(h) Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

(i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(j) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and

(k) Retentions and hold-backs.”

“‘Equipment Line A’ means a Credit Extension of up to $9,500,000.”

“‘Equipment Line A Maturity Date’ means June 11, 2013.”

“‘ELA Tranche’ means any of ELA Tranche A, ELA Tranche B, ELA Tranche C or ELA Tranche D, as applicable.”

“‘ELA Tranche A’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELA Tranche A Equipment Advance’ or ‘ELA Tranche A Equipment Advances’ means any Equipment Line A Advances(s) made under ELA Tranche A.”

“‘ELA Tranche A Availability End Date’ means June 11, 2010.”

“‘ELA Tranche B’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELA Tranche B Equipment Advance’ or ‘ELA Tranche B Equipment Advances’ means any Equipment Line A Advances(s) made under ELA Tranche B.

“‘ELA Tranche B Availability End Date’ means December 11, 2010.”

“‘ELA Tranche C’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELA Tranche C Availability End Date’ means June 11, 2011.”

“‘ELA Tranche C Equipment Advance’ or ‘ELA Tranche C Equipment Advances’ means any Equipment Line A Advances(s) made under ELA Tranche C.”

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“‘ELA Tranche D’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELA Tranche D Availability End Date’ means December 11, 2011.”

“‘ELA Tranche D Equipment Advance’ or ‘ELA Tranche D Equipment Advances’ means any Equipment Line A Advances(s) made under ELA Tranche D.”

“‘Liquidity’ means, as of any date of determination the sum of (i) Cash of Borrower and its domestic Subsidiaries in accounts maintained at Bank on such date of determination, plus (ii) Eligible U.S. Accounts as of such date of determination.”

“‘Neo-China’ means NeoPhotonics (China) Co., Ltd.”

“‘Neo-China Accounts’ means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Neo-China arising out of the sale or lease of goods (including without limitation, the licensing of software and other technology) or the rendering of services by Neo-China and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Neo-China and Neo-China’s books and records relating to any of the foregoing.”

“‘Prime Referenced Rate Addendum’ means the Prime Referenced Rate Addendum to Loan and Security Agreement dated as of December 11, 2009, between Bank and Borrower in the form attached hereto as Exhibit F.”

“‘Revolving Line’ means a Credit Extension of up to $8,000,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit).”

“‘Revolving Maturity Date’ means December 11, 2011.”

“‘San Jose Audit’ means an appraisal, conducted by an appraiser satisfactory to Bank, of the equipment located at 2911 Zanker Rd., San Jose, CA 95134, listing an appraised value of not less than $4,000,000.”

2. The definition of “Eligible Accounts” is deleted from Exhibit A of the Agreement.

3. Section 2.1(b)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Notwithstanding the foregoing, from December 11, 2009 until Bank’s receipt of the San Jose Audit results, no new Advances will be made under this Section 2.1(b)(i). Borrower may prepay all or any portion of the Advances without penalty or premium. Borrower may terminate the Revolving Line at any time upon five (5) days prior written notice to Bank provided that all outstanding Advances have been paid in full as of the effective date of such termination.”

4. Section 2.1(e) is added to the Agreement to read in its entirety as follows:

“(e) Equipment Line A Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Equipment Line A Advances to Borrower in four tranches, ELA Tranche A, ELA Tranche B, ELA Tranche C, and ELA Tranche D. Borrower may request Equipment Line A Advances under ELA Tranche A at any time from the date Bank receives the results of the San Jose Audit through the

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ELA Tranche A Availability End Date. Borrower may request Equipment Line A Advances under ELA Tranche B at any time from the first Business Day following the ELA Tranche A Availability End Date through the ELA Tranche B Availability End Date. Borrower may request Equipment Line A Advances under ELA Tranche C at any time from the first Business Day following the ELA Tranche B Availability End Date through the ELA Tranche C Availability End Date. Borrower may request Equipment Line A Advances under ELA Tranche D at any time from the first Business Day following the ELA Tranche C Availability End Date through the ELA Tranche D Availability End Date. The aggregate outstanding amount of Equipment Line A Advances under each of ELA Tranche A, ELA Tranche B, ELA Tranche C, and ELA Tranche D shall not exceed $3,500,000 per ELA Tranche. The aggregate outstanding amount of all Equipment Line A Advances shall at no time exceed the Equipment Line A and each Equipment Line A Advance shall be in a minimum amount of $500,000. Each Equipment Line A Advance shall not exceed 100% of the invoice amount of new equipment and software (excluding taxes, shipping, warranty charges, freight discounts, installation expense and other soft costs) approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Line A Advance; provided that with respect to ELA Tranche A only, Borrower shall also be permitted to request one Equipment Line A Advance for equipment purchased between June 11,2009 and December 11,2009 (the “Initial Look Back Equipment Line A Advance”); provided further, that the aggregate amount of the Initial Look Back Equipment Line A Advances shall not exceed $500,000 at any time). Notwithstanding the foregoing, Equipment Line A Advances may be used for software purchases and related installation fees in an aggregate amount not exceeding $2,000,000 at any time.

(ii) Interest shall accrue from the date of each Equipment Line A Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Line A Advances that are outstanding under ELA Tranche A on the ELA Tranche A Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 11, 2010, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line A Advances that are outstanding under ELA Tranche B on the ELA Tranche B Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on January 11, 2011, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line A Advances that are outstanding under ELA Tranche C on the ELA Tranche C Availability End Date shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on July 11, 2011, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line A Advances that are outstanding under ELA Tranche D on the ELA Tranche D Availability End Date shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest, beginning on January 11, 2012, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts due in connection with Equipment Line A Advances made under this Section 2.1(e) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Line A Advances under an ELA Tranche, once repaid, may not be reborrowed. Borrower may prepay all or any portion of the Equipment Line A Advances without penalty or premium. Borrower may terminate the Equipment Line A at any time upon five (5) days prior written notice to Bank provided that all outstanding Equipment Line A Advances have been paid in full as of the effective date of such termination.

(iii) When Borrower desires to obtain an Equipment Line A Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Equipment Line A Advance is to be made. Such notice shall be substantially in the form of Exhibit C and the amount requested by Borrower shall be no less than $500,000. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed and any other documentation reasonably requested by Bank.”

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5. Section 2.2 of the Agreement is amended and restated to read in its entirety as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate amount outstanding under the Letter of Credit Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

6. Section 2.3(a)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Prime Referenced Rate Addendum.”

7. Section 2.3(a)(iv) is added to the Agreement to read in its entirety as follows:

“(iv) Equipment Line A Advances. Except as set forth in Section 2.3(b), the Equipment Line A Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Prime Referenced Rate Addendum.”

8. Section 2.3(c) of the Agreement is amended and restated to read in its entirety as follows:

“(c) Payments. Interest hereunder shall be due and payable (i) on the eleventh calendar day of each month during the term hereof with respect to Credit Extensions bearing interest at (x) the Daily Adjusting LIBOR Rate or (y) the Prime Referenced Rate plus the Applicable Margin, and (ii) on the last day of the applicable LIBOR Period with respect to Credit Extensions bearing interest at the LIBOR-based Rate. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.”

9. Section 2.5(a)(i) of the Agreement is amended by replacing “$19,500” with “$20,000”.

10. Section 5.3 of the Agreement is amended and restated to read in its entirety as follows:

“5.3 Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible U.S. Accounts and Eligible Chinese Accounts are bona fide existing obligations. The property or services giving rise to such Eligible U.S. Accounts and Eligible Chinese Accounts have been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Neither Borrower nor Neo-China have received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible U.S. Account or an Eligible Chinese Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.”

11. The first paragraph of Section 6.2 of the Agreement is amended and restated to read in its entirety as follows:

“6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 25 days after the end of each calendar month, company prepared consolidated and, with respect to Borrower’s operations in the United States, consolidating balance sheets and income statements covering Borrower’s operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within 25 days after the end of each Borrower’s fiscal year, company prepared consolidating balance sheets and

6

income statements covering Borrower’s operations during such fiscal year then ended, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer, (iii) as soon as available, but in any event within 210 days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (vi) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (vii) within 30 days of the last day of each fiscal year, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property.”

12. Section 6.2(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a) Within 25 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit G hereto, together with aged listings by invoice date of accounts receivable and accounts payable, and a backlog/sell-through report.”

13. The last sentence of Section 6.2 of the Agreement, which sentence begins with the words “If Borrower delivers this information electronically” is amended and restated to read in its entirety as follows:

“If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within 5 Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.”

14. The reference to “$100,000” in Section 6.3 of the Agreement is deleted and replaced with “$250,000”.

15. Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratio and covenant:

(a) Tangible Net Worth. Tested as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending December 31, 2009, a Tangible Net Worth of not less than the Base Amount.

(b) Bank Debt Liquidity Coverage. Tested monthly, a ratio of Liquidity to the aggregate amount of all outstanding Credit Extensions (including outstanding Letters of Credit) of at least the amounts set forth below during the applicable period set forth below:

Period	Liquidity Ratio
December 11, 2009 through May 31, 2010	1.40 to 1.00
June 1, 2010 through August 31, 2010	1.30 to 1.00
September 1, 2010, and at all times thereafter	1.20 to 1.00”

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16. The first Comerica Bank notice address in Section 10 of the Agreement is amended and restated to read in its entirety as follows:

“If to Bank:	Comerica Bank
Attn: National Documentation Services
39200 Six Mile Road
Mail Code 7578
Livonia, MI 48152”

17. Exhibit D of the Agreement is replaced with Exhibit D attached hereto.

18. Exhibits F and G are added to the Agreement in the form of Exhibits F and G attached hereto.

19. The parties hereto agree that the term “Advance” set forth in the LIBOR Addendum to Loan and Security Agreement dated December 18, 2008 between Borrower and Bank shall, from and after the date hereof, mean and refer only to Equipment Line Advances and not Advances under the Revolving Line or Equipment Line A Advances.

20. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

21. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended, shall be and remain in full force and effect in accordance with its respective terms and is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

22. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

23. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, executed by Borrower;

(b)	a Certificate of the Assistant Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)	an Affirmation of Guaranties and Third Party Security Agreements, executed by the Guarantors;

(d)	a Prime Referenced Rate Addendum, executed by Borrower;

(e)	satisfactory, as determined by Bank in its discretion, results of and information from Bank’s discussions with Borrower’s investors;

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(f)	payment by Borrower to Bank of a Revolving Credit Commitment Fee in the amount of $20,000 pursuant to Section 2.5(a)(i), which Revolving Credit Commitment Fee is deemed fully earned by Bank and non-refundable;

(g)	payment by Borrower to Bank of an Equipment Line A Commitment Fee in the amount of $18,750, which Equipment Line A Commitment Fee is deemed fully earned by Bank and non-refundable;

(h)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(i)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

24. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NEOPHOTONICS CORPORATION

By:	/s/ TS Jenks
Title:	T.S. Jenks

COMERICA BANK

By:	/s/ Guy Simpson
Title:	Vice President

10

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department Five Palo Alto Square, Suite 800 3000 El Camino Real Palo Alto, CA 94306 Phone: (650) 846-6820
FROM: NEOPHOTONICS CORPORATION	Fax: (650) 848-6840

The undersigned authorized Officer of NeoPhotonics Corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (i) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied form one period to the next except as explained in an accompanying letter or footnotes.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S (Consolidated and, for U.S. operations, consolidating)	Monthly, within 25 days	YES	NO
Compliance Certificate	Monthly, within 25 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 210 days of FYE	YES	NO
Company Prepared Annual F/S	Annually, within 25 days of FYE	YES	NO
Borrowing Base Cert, A/R & A/P Agings	Monthly, within 25 days	YES	NO
Backlog/Sell-through Reports	Monthly, within 25 days	YES	NO
Intellectual Property Report	Annually, within 30 days	YES	NO
Audit	Semi-annual	YES	NO
If Public:
10Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10K	Annually, within 5 days of SEC filing (95 days)	YES	NO

	DESCRIPTION	APPLICABLE
Legal Action > $250,000	Notify promptly upon notice	YES	NO
Inventory Disputes > $250,000	Notify promptly upon notice	YES	NO
Mergers & Acquisitions, cash consideration is > $5,000,000	Notify promptly upon notice	YES	NO
Cross default with other agreements > $1,000,000	Notify promptly upon notice	YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Tangible Net Worth (Tested Quarterly)	See 6.7(a) of Agreement	$	YES	NO
Bank Debt Liquidity Coverage	See 6.7(b) of Agreement	:1.00	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	< $250,000		YES	NO

Permitted Investments for stock repurchase	< $250,000		YES	NO

Permitted Investments for subsidiaries	< $1,000,000		YES	NO

Permitted Investments for employee loans	< $1,000,000		YES	NO

Permitted Investments for joint ventures	< $1,000,000		YES	NO

Permitted Liens for equipment leases	< $250,000		YES	NO

Permitted Transfers	< $1,000,000		YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

EXHIBIT F

Prime Referenced Rate Addendum to Loan and Security Agreement

(see attached)

EXHIBIT G

Form of Borrowing Base Certificate

Borrower:	NeoPhotonics Corporation
		Bank:	Comerica Bank
Commitment Amount:	$8,000,000		Technology & Life Sciences Division
			Loan Analysis Department
			Five Palo Alto Square, Suite 800
			3000 El Camino Real
			Palo Alto, CA 94306
			Phone: (650) 846-6820
			Fax: (650) 846-6840

U.S. ACCOUNTS RECEIVABLE
1.	U.S. Accounts Receivable book value as of:	$
2.	Additions (please explain on reverse)	$
3.	TOTAL U.S. ACCOUNTS RECEIVABLE AS OF	$
U.S. ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days	$
5.	Credit Balances over 90 days	$
6.	Balance of 25% over 90 days	$
7.	Concentration limits 20% (50% if account debtor is Shenzhen Huawei Technologies Co., Ltd.)	$
8.	Contra Accounts	$
9.	Promotion or Demo Accounts	$
10.	Intercompany/Employee Accounts	$
11.	Other (please explain below)	$
12.	TOTAL U.S. ACCOUNTS RECEIVABLE DEDUCTIONS	$
13.	Eligible U.S. Accounts (#1-#12)	$
14.	LOAN VALUE OF U.S. ACCOUNTS RECEIVABLE (80% of #13)	$
CHINESE ACCOUNTS RECEIVABLE
15.	Chinese Accounts Receivable book value as of:	$
16.	Additions (please explain on reverse)	$
17.	TOTAL CHINESE ACCOUNTS RECEIVABLE AS OF	$
CHINESE ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
18.	Amounts over 90 days	$
19.	Credit Balances over 90 days	$
20.	Concentration limits 20% (50% if account debtor is Shenzhen Huawei Technologies Co., Ltd.)	$
21.	Contra Accounts	$
22.	Promotion or Demo Accounts	$
23.	Intercompany/Employee Accounts	$
24.	Other (please explain below)	$
25.	TOTAL CHINESE ACCOUNTS RECEIVABLE DEDUCTIONS	$
26.	Eligible Chinese Accounts (#17-#25)	$
27.	LOAN VALUE OF CHINESE ACCOUNTS RECEIVABLE (50% of #26)	$
28.	Lesser of (i) $5,000,000, (ii) #27 and (iii) 66.67% of outstanding Advances	$
BALANCES
29.	Maximum Loan Amount	$8,000,000
30.	Borrowing Base (the sum of #14 plus #28)	$
31.	Total Funds Available (the lesser of #29 or #30)	$
32.	Outstanding under Sublimits	$
33.	Present balance outstanding on Revolving Line	$
34.	Reserve Position (#31 minus #32 and #33)	$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan Agreement between the undersigned and Comerica Bank.

Comments:	BANK USE ONLY
Rec’d By:
Date:
Authorized Signer	Reviewed By:
Date:

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Assistant Secretary of NeoPhotonics Corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following Chief Executive Officer and Chief Financial Officer of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), including, without limitation, that certain Loan and Security Agreement dated as December 20, 2007, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December 18, 2008, and that certain Second Amendment to Loan and Security Agreement dated as of December 11, 2009 (collectively, the “Agreement”);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Assistant Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

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I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

Timothy S. Jenks	CEO	/s/ TS Jenks

James D. Fay	CFO	/s/ James D. Fay

In Witness Whereof, I have affixed my name as Assistant Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December 11, 2009.

James D. Fay
Assistant Secretary

The Above Statements are Correct.	/s/ G. Ferris Lipscomb G. Ferris Lipscomb
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN ASSISTANT SECRETARY WHEN ASSISTANT SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Assistant Secretary is authorized to sign alone shall constitute a certification by the Assistant Secretary that the Assistant Secretary is the sole Shareholder, Director and Officer of the Corporation.

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AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS

This AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS is made as of December 11, 2009 by the undersigned (collectively and individually, “Guarantor”) for the benefit of Comerica Bank (“Bank”).

RECITALS

Bank and NeoPhotonics Corporation (“Borrower”) are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as amended from time to time (the “Loan Agreement”). Each Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of December 20, 2007 (individually and collectively, the “Guaranty”), guarantying all amounts owing by Borrower to Bank. Each Guarantor also executed for the benefit of Bank a Third Party Security Agreement dated December 20, 2007, granting to Bank a security interest in the collateral described therein (individually and collectively, the “Security Agreement”). Borrower and Bank propose to enter into a Second Amendment to Loan and Security Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement. Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consent to the entry by Borrower into the Amendment and related documents and agrees that each Guaranty will remain effective as set forth herein.

AGREEMENT

NOW, THEREFORE, each Guarantor agrees as follows:

Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

1. The Guaranty and the Security Agreement shall remain in full force and effect with respect to all of Borrower’s obligations under the Loan Agreement as amended by the Amendment and otherwise. Each Guarantor confirms that such Guarantor has no defenses against its obligations under the Guaranty or the Security Agreement.

2. Each Guarantor represents and warrants that the representations, warranties and covenants contained in the Guaranty and the Security Agreement are true and correct as of the date of this Amendment and remain in full force and effect. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty or the Security Agreement, as applicable.

3. Each Guarantor acknowledges that Comerica Bank’s address for notices is now Comerica Bank, Attn: National Documentation Services, 39200 Six Mile Road, Mail Code 7578, Livonia, MI 48152, with a copy to Comerica Bank, MC 4120, 226 Airport Parkway, Suite 100, San Jose, CA 95110.

4. Each Guarantor represents and warrants that the security interest granted Bank pursuant to the Security Agreement of even date therewith remains in full force and effect as a first in priority perfected security interest against the Collateral identified therein (subject to liens of the same nature as the Permitted Liens defined in the Loan Agreement).

[signatures on following page]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation as of the first date above written.

GUARANTORS:

GUARANTORS:

LIGHTCONNECT, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	President

BEAMEXPRESS, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	Chief Executive Officer

PAXERA LLC

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	Member

OPTUN, INC.

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	President

LIGHTWAVE MICROSYSTEMS CORPORATION

By:	/s/ TS Jenks
Name:	Timothy S. Jenks
Title:	President